Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2’13 RESULTS

Tempe, AZ – August 9, 2013 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended June 30, 2013. Total revenues were $97.5 million and leasing revenues were $88.2 million, up from $93.2 million and $81.9 million, respectively, for the same period last year.

The Company recorded a second quarter net loss of $(14.4) million, or $(0.32) per share, due to a charge of $40.3 million, of which $39.7 million was non-cash, related to the impairment of certain leasing and other assets determined to be either non-core or uneconomic to repair. Excluding this charge, adjusted net income was $11.6 million, or $0.25 per adjusted diluted share, compared with $7.5 million, or $0.17 per adjusted diluted share for the second quarter of 2012.

Adjusted EBITDA was $38.1 million for the second quarter of 2013, compared with $33.0 million for the same period last year. Adjusted EBITDA margin was 39.1% for the second quarter of 2013, compared with 35.4% in the second quarter of 2012. The increase in profitability and margin reflects stronger utilization, higher yield including improved pricing, and leveraging of operating expenses.

Second Quarter 2013 Highlights

•	Grew leasing revenues 7.7% year-over-year to $88.2 million, an all-time second quarter high and the tenth consecutive quarter of comparable period growth in leasing revenues.

•	Improved yield by 3.2%, including an average rental rate increase of 2.1% versus the prior year, to an all-time second quarter high of $617.

•	Generated a 15.4% year-over-year increase in adjusted EBITDA.

•	Increased average fleet utilization to 62.0%, up 430 bps from the second quarter of 2012 on strengthening demand from both non-construction and construction end markets.

•	Delivered strong free cash flow of $18.3 million, after $7.1 million of net capex, which was the 22nd consecutive quarter of positive free cash flow.

•	Reduced net debt by $22.7 million in the second quarter and $53.6 million year-to-date.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “We generated further improvement in utilization during the second quarter, which resulted in solid comparable period leasing revenue growth and increased profitability. In addition, we saw increased momentum beginning in June and continuing into the third quarter. We expect these favorable trends to continue through the second half of 2013, and into 2014, particularly as we hone our sales efforts and seek to expand our geographic footprint.”

The Company completed a review of its lease fleet and related assets in the second quarter and decided to liquidate units that were deemed to be either non-core or uneconomic to repair. The impairment totaled $40.3 million, of which $14.9 million was related to core storage containers. The net impairment charge related to the lease fleet represents only 3.3% of the total lease fleet’s net book value. However, removing these non-rentable assets had the positive impact of improving utilization by 4.3 percentage points to 67.4% at the end of the second quarter. Excluding the effect of the impairment, utilization at June 30, 2013 improved 4.2 percentage points to 63.1%, compared to 58.9% at the end of the second quarter of 2012. This non-cash charge does not change the Company’s earnings outlook, liquidity position, medium-term capital expenditure needs or free cash flow generation.

Mobile Mini, Inc. News Release August 9, 2013	Page 2

Mr. Olsson continued, “With a strategic focus on increasing return on capital and a move towards a rent-ready business model, removing these underperforming assets and investing resources toward improving fleet quality and availability positions us well for future growth. As utilization continues to rise, we expect this streamlining of our fleet to have meaningful benefits in the form of increased yard productivity, a safer work environment, and reduced real estate needs, which should further enhance our financial performance over time.”

EBITDA, Adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Friday, August 9, 2013, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 215,000 portable storage containers and office units with 137 locations in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, particularly regarding growth trends, enhanced financial performance, ability to penetrate existing markets and expand our footprint, increases in operating leverage, increases in revenue and profitability, yard productivity, safety and utilization, and decreased real estate needs, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release August 9, 2013	Page 3

Mobile Mini, Inc. Condensed Consolidated Statements of Operations

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Three Months Ended June 30,		Three Months Ended June 30,
	2013 Actual	2013 Adjusted (1)	2012 Actual	2012 Adjusted (1)
Revenues:
Leasing	$88,224	$88,224	$81,924	$81,924
Sales	8,850	8,850	10,749	10,749
Other	448	448	547	547

Total revenues	97,522	97,522	93,220	93,220

Costs and expenses:
Cost of sales	5,668	5,668	6,580	6,580
Leasing, selling and general expenses (2)	57,477	57,477	55,377	55,332
Merger and restructuring expenses (3)	343	—	267	—
Asset impairment charge (4)	40,277	—	—	—
Depreciation and amortization	8,833	8,833	9,131	9,131

Total costs and expenses	112,598	71,978	71,355	71,043

(Loss) income from operations	(15,076)	25,544	21,865	22,177
Other income (expense):
Interest income	—	—	1	1
Interest expense	(7,455)	(7,455)	(10,182)	(10,182)
Foreign currency exchange	—	—	(2)	(2)

(Loss) income before (benefit from) provision for income taxes	(22,531)	18,089	11,682	11,994
(Benefit from) provision for income taxes	(8,150)	6,446	4,370	4,462

Net (loss) income	$(14,381)	$11,643	$7,312	$7,532

(Loss) earnings per share:
Basic	$(0.32)	$0.26	$0.16	$0.17

Diluted	$(0.32)	$0.25	$0.16	$0.17

Weighted average number of common and common share equivalents outstanding:
Basic	45,420	45,420	44,627	44,627

Diluted	45,420	46,018	44,952	44,952

EBITDA	$(6,243)	$38,120	$30,995	$33,037

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2012, the difference relates to acquisition activity costs that are excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents the impairment charge primarily for the write down on certain assets classified as held for sale that is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release August 9, 2013	Page 4

Mobile Mini, Inc. Condensed Consolidated Statements of Operations

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Six Months Ended June 30,		Six Months Ended June 30,
	2013 Actual	2013 Adjusted (1)	2012 Actual	2012 Adjusted (1)
Revenues:
Leasing	$173,290	$173,290	$160,368	$160,368
Sales	21,312	21,312	20,554	20,554
Other	861	861	1,048	1,048

Total revenues	195,463	195,463	181,970	181,970

Costs and expenses:
Cost of sales	14,352	14,352	12,478	12,478
Leasing, selling and general expenses (2)	110,610	110,610	108,964	108,825
Merger and restructuring expenses (3)	718	—	763	—
Asset impairment charge (4)	40,277	—	—	—
Depreciation and amortization	17,644	17,644	18,145	18,145

Total costs and expenses	183,601	142,606	140,350	139,448

Income from operations	11,862	52,857	41,620	42,522
Other income (expense):
Interest income	—	—	1	1
Interest expense	(15,006)	(15,006)	(20,799)	(20,799)
Deferred financing costs write-off (5)	—	—	(692)	—
Foreign currency exchange	(1)	(1)	(3)	(3)

(Loss) income before (benefit from) provision for income taxes	(3,145)	37,850	20,127	21,721
(Benefit from) provision for income taxes	(806)	13,934	7,605	8,166

Net (loss) income	$(2,339)	$23,916	$12,522	$13,555

(Loss) earnings per share:
Basic	$(0.05)	$0.53	$0.28	$0.30

Diluted	$(0.05)	$0.52	$0.28	$0.30

Weighted average number of common and common share equivalents outstanding:
Basic	45,334	45,334	44,558	44,558

Diluted	45,334	45,876	45,006	45,006

EBITDA	$29,505	$75,879	$59,763	$64,064

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2012, the difference relates to acquisition activity costs that are excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents the impairment charge primarily for the write down on certain assets classified as held for sale that is excluded in the adjusted presentation.
(5)	In 2012, this represents a portion of deferred financing costs associated with our prior $850.0 million credit agreement which was replaced with our $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release August 9, 2013	Page 5

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended June 30, 2013					Reconciliation of Adjusted Measurements to Actuals Three Months Ended June 30, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Asset impairment charge (5)	Actual	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Actual
Revenues	$97,522	$—	$—	$—	$97,522	$93,220	$—	$—	$—	$93,220
EBITDA	$38,120	$(3,743)	$(343)	$(40,277)	$(6,243)	$33,037	$(1,730)	(267)	$(45)	$30,995
EBITDA margin	39.1%	(3.8)%	(0.4)%	(43.2)%	(6.4)%	35.4%	(1.9)%	(0.3)%	$—	33.2%
Operating income (loss)	$25,544	$—	$(343)	$(40,277)	$(15,076)	$22,177	$—	$(267)	$(45)	$21,865
Operating income (loss) margin	26.2%	—	(0.4)%	(43.2)%	(15.5)%	23.8%	—	(0.3)%	$—	23.5%
Pre tax income (loss)	$18,089	$—	$(343)	$(40,277)	$(22,531)	$11,994	$—	$(267)	$(45)	$11,682
Net income (loss)	$11,643	$—	$(210)	$(25,814)	$(14,381)	$7,532	$—	$(192)	$(28)	$7,312
Diluted earnings (loss) per share	$0.25	$—	$(0.01)	$(0.56)	$(0.32)	$0.17	$—	$(0.01)	$—	$0.16

	Reconciliation of Adjusted Measurements to Actuals Six Months Ended June 30, 2013						Reconciliation of Adjusted Measurements to Actuals Six Months Ended June 30, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Asset impairment charge (5)	Actual	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Deferred Financing costs write- off (6)	Actual
Revenues	$195,463	$—	$—	$—	$195,463	$181,970	$—	$—	$—	$—	$181,970
EBITDA	$75,879	$(5,379)	$(718)	$(40,277)	$29,505	$64,064	$(3,399)	(763)	$(139)	$—	$59,763
EBITDA margin	38.8%	(2.8)%	(0.4)%	(22.1)%	15.1%	35.2%	(1.9)%	(0.4)%	(0.1)%	$—	32.8%
Operating income	$52,857	$—	$(718)	$(40,277)	$11,862	$42,522	$—	$(763)	$(139)	$—	$41,620
Operating income margin	27.0%	—	(0.4)%	(22.1)%	6.1%	23.4%	—	(0.4)%	(0.1)%	$—	22.9%
Pre tax income (loss)	$37,850	$—	$(718)	$(40,277)	$(3,145)	$21,721	$—	$(763)	$(139)	$(692)	$20,127
Net income (loss)	$23,916	$—	$(441)	$(25,814)	$(2,339)	$13,555	$—	$(522)	$(85)	$(426)	$12,522
Diluted earnings (loss) per share	$0.52	$—	$(0.01)	$(0.56)	$(0.05)	$0.30	$—	$(0.01)	$—	$(0.01)	$0.28

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	Represents the impairment charge primarily for the write down on certain assets classified as held for sale that is excluded in the adjusted presentation.
(6)	Represents a portion of deferred financing costs associated with our prior $850.0 million credit agreement which was replaced with our $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release August 9, 2013	Page 6

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands)/(includes effects of rounding)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$(6,243)	$30,995	$29,505	$59,763
Interest paid	(10,829)	(15,581)	(13,221)	(18,628)
Income and franchise taxes paid	(698)	(548)	(785)	(589)
Share-based compensation expense	3,743	1,730	5,379	3,586
Asset impairment charge	39,704	—	39,704	—
Gain on sale of lease fleet units	(2,381)	(3,442)	(5,448)	(6,556)
Loss (gain) on disposal of property, plant and equipment	90	(31)	62	(44)
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	(1,712)	(2,568)	(822)	395
Inventories	(848)	365	(1,602)	(937)
Deposits and prepaid expenses	254	(303)	(417)	(109)
Other assets and intangibles	(103)	132	(7)	(105)
Accounts payable and accrued liabilities	4,440	3,977	(334)	(3,203)

Net cash provided by operating activities	$25,417	$14,726	$52,014	$33,573

Reconciliation of net (loss) income to EBITDA and adjusted EBITDA:
Net (loss) income	$(14,381)	$7,312	$(2,339)	$12,522
Interest expense	7,455	10,182	15,006	20,799
(Benefit) provision for income taxes	(8,150)	4,370	(806)	7,605
Depreciation and amortization	8,833	9,131	17,644	18,145
Deferred financing costs write-off	—	—	—	692

EBITDA	(6,243)	30,995	29,505	59,763
Share-based compensation expense	3,743	1,730	5,379	3,399
Merger and restructuring expenses	343	267	718	763
Acquisition expenses	—	45	—	139
Asset impairment charge	40,277	—	40,277	—

Adjusted EBITDA	$38,120	$33,037	$75,879	$64,064

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$25,417	$14,726	$52,014	$33,573
Additions to lease fleet	(7,970)	(9,506)	(14,297)	(19,326)
Proceeds from sale of lease fleet units	6,049	8,464	15,929	16,117
Additions to property, plant and equipment	(5,374)	(5,596)	(9,654)	(8,555)
Proceeds from sale of property, plant and equipment	237	151	458	315

Net capital expenditures, excluding acquisitions	(7,058)	(6,487)	(7,564)	(11,449)

Free cash flow	$18,359	$8,239	$44,450	$22,124

Mobile Mini, Inc. News Release August 9, 2013	Page 7

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(includes effects of rounding)

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Cash	$634	$1,937
Receivables, net	50,431	50,644
Inventories	19,634	19,534
Lease fleet, net	974,486	1,031,589
Property, plant and equipment, net	77,403	80,822
Assets held for sale	8,312	—
Deposits and prepaid expenses	7,193	6,858
Other assets and intangibles, net	15,502	17,868
Goodwill	514,034	518,308

Total assets	$1,667,629	$1,727,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$19,493	$18,287
Accrued liabilities	56,086	58,485
Lines of credit	389,263	442,391
Notes payable	45	310
Obligations under capital leases	451	642
Senior Notes	200,000	200,000
Deferred income taxes	195,959	197,926

Total liabilities	861,297	918,041

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock; $.01 par value, 95,000 shares authorized, 48,475 issued and 46,300 outstanding at June 30, 2013 and 48,211 issued and 46,036 outstanding at December 31, 2012	485	482
Additional paid-in capital	534,293	522,372
Retained earnings	341,443	343,782
Accumulated other comprehensive loss	(30,589)	(17,817)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity Total liabilities and stockholders’ equity	806,332	809,519

	$1,667,629	$1,727,560

Mobile Mini, Inc. News Release August 9, 2013	Page 8

Mobile Mini, Inc. Condensed Consolidated Statements of Cash Flows

(Unaudited)/(in thousands)/(includes effects of rounding)

	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities:
Net (loss) income	$(2,339)	$12,522
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	—	692
Asset impairment charge	39,704	—
Provision for doubtful accounts	715	562
Amortization of deferred financing costs	1,405	1,779
Amortization of debt issuance discount	—	42
Amortization of long-term liabilities	86	84
Share-based compensation expense	5,379	3,586
Depreciation and amortization	17,644	18,145
Gain on sale of lease fleet units	(5,448)	(6,556)
Loss (gain) on disposal of property, plant and equipment	62	(44)
Deferred income taxes	(980)	7,605
Foreign currency transaction loss	1	3
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	(1,537)	(167)
Inventories	(1,602)	(937)
Deposits and prepaid expenses	(417)	(109)
Other assets and intangibles	(7)	(105)
Accounts payable	1,433	1,813
Accrued liabilities	(2,085)	(5,342)

Net cash provided by operating activities	52,014	33,573

Cash Flows From Investing Activities:
Cash paid for business acquired	—	(3,563)
Additions to lease fleet	(14,297)	(19,326)
Proceeds from sale of lease fleet units	15,929	16,117
Additions to property, plant and equipment	(9,654)	(8,555)
Proceeds from sale of property, plant, and equipment	458	315

Net cash used in investing activities	(7,564)	(15,012)

Cash Flows From Financing Activities:
Net repayments under lines of credit	(53,128)	(11,614)
Deferred financing costs	—	(7,507)
Principal payments on notes payable	(265)	(238)
Principal payments on capital lease obligations	(191)	(547)
Issuance of common stock	6,395	1,846

Net cash used in financing activities	(47,189)	(18,060)

Effect of exchange rate changes on cash	1,436	(414)

Net (decrease) increase in cash	(1,303)	87
Cash at beginning of period	1,937	2,860

Cash at end of period	$634	$2,947

Mobile Mini, Inc. News Release August 9, 2013	Page 9

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses, and merger and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.